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

          COOPERS        certified public accountants      350 South Grand Avenue        telephone (213) 356-6000
          & LYBRAND                                        Post Office Box 17919         facsimile (213) 356-6363
                                                           Los Angeles, Ca 90071-3405

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          May 19, 1994



          Securities and Exchange Commission
          450 - 5th Street, N.W.
          Washington, D.C.   20549

          Gentlemen:

          We have read the statements made by Mirage Resorts, Incorporated (copy attached), which we understand was filed with the
          Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 29, 1994. We do not agree with the statements concerning our Firm in such Form 8-K. Disagreements with the Company relating to matters that would have led to reference thereto in our report on the financial statements for the year ended December 31, 1993, if such matters had not been resolved to our satisfaction follow:

            Coopers & Lybrand and Company management had a disagreement concerning the need to contact the staff of the Securities and Exchange Commission (SEC) in order to ensure that its accounting treatment for preopening costs was not in violation of guidance previously provided to the Company by the staff.

            On April 1, 1994, prior to filing its Form 10-K, the Company, at our insistence, contacted the SEC staff. This resulted in acceptance of the Company's proposed treatment. As such, the disagreement was resolved to Coopers & Lybrand's satisfaction.

            This matter was discussed with the Company's Audit Committee.

          Very truly yours,

          COOPERS & LYBRAND


          Coopers & Lybrand







          Coopers  &  Lybrand  is  a  member  firm  of  Coopers  &  Lybrand
          (International)


                                     EXHIBIT 16

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


    Date of Report  (Date of  earliest event  reported) April  29, 1994



                            MIRAGE RESORTS, INCORPORATED
_____________________________________________________________________________
               (Exact name of Registrant as specified in its charter)


     Nevada                        1-6697                      88-0058016
__________________________       _____________           ____________________
 State or other juris-           (Commission             (IRS Employer
 diction of incorporation)        File Number)            Identification No.)



 3400 Las Vegas Boulevard South, Las Vegas, Nevada                 89109
_____________________________________________________________________________
 (Address of principal executive offices)                        (Zip Code)


  Registrant's telephone number, including  area code:  (702)  791-7111


_____________________________________________________________________________
        (Former name or former address, if changed since last report)

        Item 4.  Changes in Registrant's Certifying Accountant.
                 ______________________________________________

                 On April 29, 1994, the Registrant dismissed its former independent accountants, Coopers & Lybrand ("C&L"), and replaced it with Arthur Andersen & Co. ("AA"). The decision to change independent accountants was made following a review of competitive proposals submitted by C&L, AA and other major public accounting firms, and was approved by the Audit Committee of the Registrant's Board of Directors.

                 C&L's reports on the Registrant's consolidated financial statements for 1992 and 1993 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 1992 and 1993 and the period from January 1, 1994 through April 29, 1994, there were no disagreements between the Registrant and C&L on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused C&L to make a reference to the subject matter of the disagreement in connection with its reports.

                 The Registrant has provided C&L with a copy of the disclosures contained in this Form 8-K and has requested that C&L furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether C&L agrees with the statements made by the Registrant in this Form 8-K and, if not, stating the respects in which it does not agree. Upon receipt of such letter, the Registrant will file such letter as an exhibit by amendment to this Form 8-K.



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



                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     MIRAGE RESORTS, INCORPORATED
                                              (Registrant)


 Date:  May 5, 1994                  By: DANIEL R. LEE
                                         _________________________________
                                         Senior Vice President-Finance and
                                         Development, Chief Financial
                                         Officer and Treasurer




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